Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2008 on the consolidated financial statements of Celsius Holdings, Inc. and Subsidiaries for the years ended December 31, 2007 and 2006, included herein on the registration statement of Celsius Holdings, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Sherb & Company, LLP
Certified Public Accountants

Boca Raton, Florida
August 28, 2008